================================================================================



                 SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              Form 8-K/A

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934

                            DECEMBER 12, 1996
                            (Date of Report)

                        COTELLIGENT GROUP, INC.
          (Exact name of registrant as specified in its charter)


                           AMENDMENT NO. 1

   The registrant hereby amends Form 8-K dated October 8, 1996 as set forth in the pages attached hereto. The filing of this report occurs within 60 days after the date of application for extension of time to file.



    DELAWARE               0-25372                     94-3173918

(State or other     (Commission File Number)          (IRS Employer
jurisdiction of                                     Identification No.)
incorporation)

101 California Street, Suite 2050
  San Francisco, California                               94111
(address of principal executive offices)                (Zip Code)

                         (415) 439-6400
        (Registrant's telephone number, including area code)

                             N/A

     (Former name, former address and former fiscal year, if changed since last report)



--------------------------------------------------------------------------------

                                             COTELLIGENT GROUP, INC. FORM 8-K/A

                                                            INDEX
                                                                                                           Page

     COTELLIGENT GROUP, INC.
          Restated and Pro Forma Consolidated Statement of Operations for the Year Ended
               March 31, 1996 (Unaudited)..................................................................  4
          Restated Consolidated Statement of Operations for the Year Ended  March 31, 1995 (Unaudited).....  5
          Restated Consolidated Statement of Operations for the Year Ended March 31, 1994 (Unaudited)......  6
          Notes to Restated and Pro Forma Consolidated Statements of Operations............................  7

     JASTECH, INC.
        Report of Price Waterhouse LLP, Independent  Accountants...........................................  8
        Combined Balance Sheet at December 31, 1994 and 1995 and June 30, 1996  (Unaudited)................  9
        Combined Statement of Operations for the Years Ended December 31, 1994 and 1995 and for the Six
            Months Ended June 30, 1995 and 1996 (Unaudited)................................................  10
        Combined Statement of Stockholder's Equity (Deficit) for the Years Ended December 31, 1994 and
            1995 and for the Six Months Ended June 30, 1996  (Unaudited)...................................  11
        Combined Statement of Cash Flows for the Years Ended December 31, 1995 and 1994 and for the Six
            Months Ended June 30, 1996 and 1995 (Unaudited)................................................  12
        Notes to Combined Financial Statements.............................................................  13

        Signatures.........................................................................................  18


                        COTELLIGENT GROUP, INC.

       RESTATED AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Unaudited)



         Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. On February 20, 1996, Cotelligent merged with four companies: Financial Data Systems, Inc. ("FDSI"), BFR Co., Inc. ("BFR"), Data Arts & Sciences, Inc. ("DASI") and Chamberlain Associates, Inc. ("CAI"), collectively the Founding Companies. All outstanding shares of the Founding Companies' capital stock was converted into shares of Cotelligent's Common Stock concurrently with the consummation of an initial public offering (the "Offering") of Cotelligent Common Stock.

         Additionally , on June 28, 1996 Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions Inc. ("ISI") and on September 30, 1996 Cotelligent acquired JasTech, Inc. and JasTech of Florida, Inc., ("JTI") (collectively the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.

         The accompanying Restated and Pro Forma Consolidated Statement of Operations for the year ended March 31, 1996 reflects the business combinations with ESP, ISI and JTI and also gives effect to the acquisitions of the Founding Companies as if they were made on April 1, 1995. Additionally, the restated and pro forma consolidated statement reflects adjustments for the acquisitions of the Pooled Companies and the Founding Companies including compensation differentials to employees and former owners of the Founding Companies and the Pooled Companies, the planned termination of contributions to retirement plans, incremental selling, general and administrative costs of the corporate activities of Cotelligent, one-time, non-recurring acquisition costs related to the Pooled Companies and adjustments to reflect income taxes as if the entities were combined and subject to the effective federal and state statutory rates for the combined entity throughout the periods presented.

         The accompanying Restated Consolidated Statement of Operations for the years ended March 31, 1995 and 1994, give effect to the business combinations with ESP, ISI and JTI which have been accounted for as poolings-of-interest.

         Pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions management deems appropriate. The pro forma consolidated statement of operations presented herein are not necessarily indicative of the results Cotelligent would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of Cotelligent. The Restated and Pro Forma Consolidated Statement of Operations should be read in conjunction with the other financial statements and notes thereto appearing elsewhere in this report.

         As the acquisition of JTI was consummated September 30, 1996, the financial statements for the most recent quarter ended September 30, 1996 have not been included in this report as they have been provided in a previous filing on Form 10-Q with a filing date of November 14, 1996.

                      COTELLIGENT GROUP, INC.

      RESTATED AND PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  For the Year Ended March 31, 1996
            (In Thousands Except Share and Per Share Amounts)

                                                                Founding
                                                               Companies
                                                                 April 1,
                            Restated                              1995-
                          Cotelligent                            Feb. 19,        Pro Forma
                           Group, Inc.     JasTech, Inc.          1996          Adjustments           Pro Forma
                         -------------    ----------------    -------------    -------------      ---------------
Revenues.................   $  24,407        $     8,698         $  55,745      $                  $      88,850

Cost of services.........      16,902              6,718            42,361           (298)  (a)           65,683
                           ----------        -------------     ------------     ------------       --------------
  Gross margin..........        7,505              1,980            13,384            298                 23,167

Selling, general and
   administrative
   expenses..............       6,343              1,763            10,374           (925)  (b)           17,555
                         -------------       -------------     -------------    -------------       -------------
Operating income.........       1,162                217             3,010          1,223                  5,612

Other expense (income):
 Interest expense
    (income), net.........         80                 49               421           (202)  (c)              348
 Other expense
     (income).............         (7)               (34)              (36)             --                   (77)
                         -------------       -------------     ------------     ------------        -------------
Total other
  expense (income)......           73                 15               385           (202)                   271
                         -------------       -------------     ------------     ------------        -------------
Income before income
taxes...................        1,089                202             2,625          1,425                  5,341
Provision (benefit)
   for income taxes ....          127                 72             1,952            (15)   (d)           2,136
                            ----------       --------------     ------------    ------------        -------------
Net income ...............$       962         $      130         $     673      $  14,440            $     3,205
                          ============       ==============     ============    ============        =============
Earnings per share.......                                                                            $       .50
                                                                                                    =============
Weighted average
   shares outstanding                                                                                  6,377,799  (e)
                                                                                                    =============






















         The  accompanying  notes  are  an  integral  part  of  these financial statements.






                                              COTELLIGENT GROUP, INC.

                                   RESTATED CONSOLIDATED STATEMENT OF OPERATIONS

                                         For the Year Ended March 31, 1995
                                                  (In Thousands)


                                          Restated
                                         Cotelligent                                         As Restated for Pooled
                                         Group, Inc.               JasTech, Inc.                    Companies
                                      ------------------        --------------------         ------------------------
Revenues........................           $      9.810              $        7,670             $             17,480
Cost of services................                  6,383                       5,780                           12,163
                                      ------------------        --------------------         ------------------------
   Gross margin...................                3,427                       1,890                            5,317
Selling, general and
   administrative expenses........                4,001                       1,798                            5,799
                                      ------------------        --------------------         ------------------------
Operating income (loss)...........                 (574)                         92

Other expense (income):
   Interest expense, net..........                   22                          54                               76
   Other expense (income).........                   (7)                         (5)                             (12)
                                      ------------------        --------------------         ------------------------
        Total other expense.......                   15                          49                               64
                                      ------------------        --------------------         ------------------------
  Income (loss) before income taxes                (589)                         43                             (546)
  Provision (benefit) for income
         taxes..................                   (90)                          13                              (77)
                                      ==================        ====================         ========================
Net income (loss).................       $        (499)                          30                   $         (469)
                                      ==================        ====================         ========================
















        The  accompanying  notes  are  an  integral  part  of  these financial statements.




                        COTELLIGENT GROUP, INC.

            RESTATED CONSOLIDATED STATEMENT OF OPERATIONS

                   For the Year Ended March 31, 1994
                        (In Thousands)



                                           Restated
                                           Cotelligent                                           As Restated for
                                           Group, Inc.              JasTech Inc.                Pooled Companies
                                        ------------------       --------------------         ----------------------
Revenues........................             $      9.241        $             6,673               $         15,914
Cost of services................                    5,229                      5,020                         10,249
                                        ------------------       --------------------         ----------------------
   Gross margin.................                    4,012                      1,653                          5,665
Selling, general and
   administrative expenses......                    3,441                      1,580                          5,021
                                        ------------------       --------------------         ----------------------
Operating income................                      571                         73                            644
Other expense (income):
   Interest expense, net........                       17                         53                             70
   Other expense (income).......                        0                        (11)                           (11)
                                        ------------------       --------------------         ----------------------
        Total other expense.....                       17                         42                             59
                                        ------------------       --------------------         ----------------------
Income before income taxes......                      554                         31                            585
Provision (benefit) for income
         taxes..................                      155                          7                            162
                                        ------------------       --------------------         ---------------------
Net income .....................            $         399            $            24              $             423
                                        ==================       ====================         ======================
















        The  accompanying  notes  are  an  integral  part  of  these financial statements.


                       COTELLIGENT GROUP, INC.

   NOTES TO RESTATED AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


Note 1 - Unaudited Pro Forma Adjustments

Pro forma data reflects adjustments for the following.


a) Reduction in compensation to former owners and employees as a result of the renegotiation of executive compensation arrangements and the termination of contributions to employee benefit plans made in conjunction with the acquisition of the Founding Companies;

b) Reduction in compensation to former owners and employees of the Founding Companies and the Pooled Companies as a result of the renegotiation of executive compensation arrangements ($1,353), termination of contributions to employee benefit plans ($76), reduction in professional services in support of an examination by the taxing authorities ($199) offset by increased expenses for corporate operating activities ($703);

c) Reduction in interest expense as a result of termination of an employee stock ownership plan ($147) and the payoff of debt to a former stockholder of ESP ($55);

d) Income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods presented (40%);

e) Historical weighted average shares and earnings per share have not been presented because they are not considered meaningful as a result of the acquisitions of the Founding Companies and the Offering.
      Earnings per share have been presented on a pro forma basis only for the year ended March 31, 1996. Pro forma weighted average shares outstanding used to determine pro forma earnings per share were calculated based on the following: (i) shares issued by Cotelligent prior to the Offering, shares issued to the stockholders of the Founding Companies in connection with the acquisition of the Founding Companies and shares sold in the Offering to pay the cash portion of the consideration of the Founding Companies were considered outstanding for the entire period, (ii) additional shares sold to the public in the Offering, (iii) shares issued to acquire the Pooled Companies and
      (iv) dilution attributable to options to purchase common stock in applying the treasury method.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
     and Stockholder
      of JasTech, Inc. and JasTech of Florida, Inc.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Jastech, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, on September 30, 1996, JasTech, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.




Price Waterhouse LLP
Minneapolis, Minnesota
October 11, 1996

                                                   JASTECH, INC.

                                              COMBINED BALANCE SHEET
                                       (In Thousands, Except Share Amounts)

                                                                                                                 (Unaudited)
                                                                                      December 31,                 June 30,
                                                                             -------------------------------    ---------------
                                                                                 1994             1995               1996
                                                                             -------------     -------------    ---------------
                                     ASSETS

Current assets:
   Cash..................................................................     $    34         $      3          $        20
   Accounts receivable, less allowance for doubtful accounts of $40
       at December 1994 and 1995 and $50 at June 30, 1996, respectively..       1,135            1,514                1,703
   Prepaid expenses and other current assets ............................           6               19                   93
                                                                            -------------     -------------    ---------------
      Total current assets...............................................       1,175            1,536                1,816
   Deferred income taxes.................................................         165              120                    -
   Property and equipment, net...........................................          46               57                   53
   Other assets..........................................................           4                8                    3
                                                                             =============     =============    ===============
      Total assets.......................................................    $  1,390         $  1,721          $     1,872
                                                                             =============     =============    ===============

              LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
   Bank line of credit..................................................     $    590         $    624          $       600
   Current portion of capital lease obligation..........................            3                6                    6
   Accounts payable - trade.............................................           73              205                  254
   Book overdraft.......................................................           53              151                  139
   Related party payable................................................          265              244                    -
   Accrued compensation and payroll taxes...............................          443              393                  523
   Other liabilities....................................................           21               28                   19
                                                                             -------------     -------------    ---------------
      Total current liabilities.........................................        1,448            1,651                1,541

Capital lease obligation................................................            7                6                    4

Stockholder's equity (deficit):
   Common stock Jastech Inc. - shares authorized: 1,000, no par
      value, issued and outstanding 25 shares...........................            -                -                    -
   Common stock Jastech of Florida, Inc. - shares authorized:  10,000,
   $1.00 par value, issued and outstanding 1,000 shares.................            1                1                    1
   Additional Paid-In-Capital...........................................            2                2                    2
   Retained earnings (deficit)..........................................          (68)              61                  324
                                                                             -------------     -------------    ---------------
      Total stockholders equity (deficit)...............................          (65)              64                  327
                                                                             =============     =============    ===============
      Total liabilities and stockholder's equity (deficit)..............     $  1,390          $ 1,721          $     1,872
                                                                             =============     =============    ===============


                    The accompanying notes are an integral part of these financial statements.


                                                   JASTECH, INC.

                                         COMBINED STATEMENT OF OPERATIONS
                                                  (In Thousands)

                                                                                                   (Unaudited)
                                                  For the Year Ended                         For the Six Months Ended
                                                     December 31,                                    June 30,
                                        ---------------------------------------     -------------------------------------------

                                               1994                  1995                  1995                     1996
                                        --------------------    ---------------     --------------------      -----------------

Revenues..............................   $          7,670         $  8,698            $    4,223                $    5,236
Cost of services......................              5,780            6,718                 3,343                     3,974
                                        --------------------     ---------------    --------------------      --------------------
      Gross margin....................              1,890            1,980                   880                     1,262
Selling, general and
   administrative expenses............              1,798            1,763                   737                     1,137
                                        --------------------    ---------------     --------------------      --------------------
Operating income......................                 92              217                   143                       125
Other (income) expense:
   Interest income....................                  -               (1)                   (1)                       (1)
   Interest expense...................                 54               50                    24                        21
   Other income.......................                 (5)             (34)                  (12)                     (282)
                                        --------------------    ---------------     ----------------      --------------------
      Total other (income)expense.....                 49               15                    11                      (262)
                                        --------------------    ---------------     ----------------      --------------------
Income before provision for
   income taxes.......................                 43              202                   132                       387
Provision for income taxes............                 13               72                    47                       120
                                        --------------------    ---------------     ----------------      --------------------
Net income............................    $            30         $    130            $       85                       267
                                        ====================    ===============     ================       ====================



Unaudited Pro Forma information:
Income before provision for
   income taxes ......................                                                                        $     387
Pro Forma provision for
   income taxes.......................                                                                              151
                                                                                                            ------------------
Pro Forma net income
   (see Note 6) ......................                                                                      $       236
                                                                                                            ==================


 The accompanying notes are an integral part of these financial statements.




                                                   JASTECH, INC.

                               COMBINED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                       (In Thousands, Except Share Amounts)


                                       Jastech Inc.     Jastech of Florida, Inc.          Additional
                                       Common Stock          Common Stock       Retained    Paid-In
                                      Shares   Amount       Shares   Amount     Earnings    Capital       Total


Balance at December 31, 1993.......     25     $  -              -    $  -      $  (98)      $  2         $  (96)
   Shares Issued...................      -        -          1,000       1           -          -              1
   Net income......................      -        -              -       -          30          -             30
                                   --------  -------      ---------  ------     -------     ------       --------
Balance at December 31, 1994.......     25        -          1,000       1         (68)         2            (65)
   Dividends Paid..................      -        -              -       -          (1)         -             (1)
   Net Income......................      -        -              -       -         130          -            130
                                   --------  -------      ---------  ------     -------     ------       --------
Balance at December 31, 1995.......     25        -          1,000       1          61          2             64
   Dividends Paid                        -        -              -       -          (4)         -             (4)
   Net Income......................      -        -              -       -         267          -            267
                                   --------  -------      ---------  ------     -------     ------       --------
Balance at June 30, 1996
   (Unaudited).....................     25     $  -          1,000    $  1      $  324       $  2         $  327
                                   ========  =======      =========  =======    =======     ======       ========



 The accompanying notes are an integral part of these financial statements.



                                                   JASTECH, INC.

                                         COMBINED STATEMENT OF CASH FLOWS
                                                  (In Thousands)

                                                               For the Year Ended                         (Unaudited)
                                                                  December 31,                 For the Six Months Ended June 30,
                                                         --------------------------------      ----------------------------------

                                                              1994              1995               1995                1996
                                                         ----------------    ------------      --------------      --------------

Cash flows from operating activities:
    Net income.........................................     $   30             $ 130             $   85              $   267
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation and amortization....................         26                20                 10                   10
      Gain on disposal of property and equipment                (5)                -                  -                 (272)
      Change in Deferred income taxes, net                       -                45                  -                  120
      Changes in current assets and liabilities:
        (Increase) decrease  in accounts receivable....       (270)             (379)               235                 (190)
        (Increase) decrease  in prepaids and
            other current assets.......................         16               (13)               (13)                 (74)
        Increase (decrease) in accounts payable and
          accrued liabilities..........................        259                60                150                  170
        Income taxes payable                                    10                 6                 34                    -
          Other assets                                           4                (2)                 -                    5
                                                         --------------    --------------     --------------       --------------
             Net cash provided by (used in) operating
                activities.............................         70              (133)               501                   36
                                                         --------------    --------------     --------------       --------------

Cash flows from investing activities:
    Proceeds on the sale of assets                               8                 -                  -                  275
    Purchases of property and equipment................         (5)              (24)               (16)                  (8)
                                                         --------------    --------------     --------------       --------------
             Net cash (used in) investing activities...          3               (24)               (16)                 267
                                                         --------------    --------------     --------------       --------------

Cash flows from financing activities:
    Issuance of stock..................................          1                 -                  -                    -
    Net repayments from (advances to) related parties..          -                 -                  -                 (244)
Dividends to stockholder...............................          -                (1)                 -                   (4)
    Payments on capital lease obligations..............          -                (5)                (2)                  (2)
    Net borrowing (repayments) on  bank line of credit.       (140)               34               (345)                 (24)
                                                         --------------    --------------     --------------       --------------
             Net cash provided by (used in)financing
                   activities..........................       (139)               28               (347)                (274)
                                                         --------------    --------------     --------------       --------------

Net increase (decrease) in cash........................        (66)             (129)               138                   29
Cash (overdraft)at beginning of period.................         47               (19)               (19)                (148)
                                                         ==============    ==============     ==============       ==============
Cash (overdraft)at end of period.......................  $     (19)            $(148)            $  119              $  (119)
                                                         ==============    ==============     ==============       ==============

Supplemental disclosures of cash flow information:
    Interest paid......................................  $      54             $  50             $   24              $    19
    Income taxes paid..................................  $      13             $  64             $   39              $     -
    Non cash transactions Investing and financing
                   activities..........................
         Capital lease obligations incurred............  $      10             $   8             $    8              $     -

  The accompanying notes are an integral part of these financial statements.

                               JASTECH, INC.

                  NOTES TO COMBINED FINANCIAL STATEMENTS
             (In Thousands, Except Share and Per Share Amounts)



Note 1 - Business Organization

     JasTech, Inc. and JasTech of Florida, Inc. are professional services firms that provide information systems analysis, programming and support to various industries. JasTech, Inc. and JasTech of Florida, Inc. are herein collectively referred to as "JasTech" or the "Company." JasTech, Inc. was incorporated in December 1984 and JasTech of Florida, Inc. was incorporated in December 1993. Substantially all of the Company's operations are in Ohio and Florida.

     On September 30, 1996, JasTech entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group Inc. ("Cotelligent"), whereby the Company exchanged all of its outstanding stock for common stock of Cotelligent. The business combination will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Combination

     The accompanying financial statements combine the accounts of JasTec, Inc. and JasTech of Florida, Inc. as both entities are controlled under common ownership.

     Property and Equipment

     Property and equipment are stated at historical cost. Depreciation, including amortization of capital leases, is provided over the estimated useful lives of the respective assets on a straight line basis. The useful lives vary from five to seven years. Leasehold improvements are depreciated over the shorter of the remaining lease term or estimated useful life.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

     Revenue Recognition

             Revenue is recognized as services are performed.

                              JASTECH, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
              (In Thousands, Except Share and Per Share Amounts)

     Fair Value of Financial Instruments

     The fair value of debt is considered to approximate carrying value as the interest rates approximate those currently available.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     Effective January 1, 1996, JasTech of Florida, Inc. elected to be taxed as an S corporation for federal and state income tax purposes. Accordingly, any tax liabilities subsequent to this date and prior to the merger with Cotelligent, are the responsibility of the stockholder of JasTech of Florida, Inc.

     Effective September 30, 1996, JasTech of Florida, Inc.'s S corporation status terminated as a result of the merger with Cotelligent.

     Earnings Per Share

     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the merger with Cotelligent as discussed in Note 1.

     Unaudited Interim Financial Statements

     In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the six months ended June 30, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.


Note 3 - Property and Equipment

                                                                           December 31,
                                                             ----------------------------------------------
                                                                  1994                          1995
                                                             ---------------               ----------------

Office equipment and computer.............................    $        96                    $       127
Furniture and fixtures....................................             79                             80
                                                             ---------------               ----------------
                                                                      175                            207
Less: Accumulated depreciation............................            129                            150
                                                             ===============               ================
                                                              $        46                    $        57
                                                             ===============               ================


Depreciation and amortization expense for the years ended 1994 and 1995 was $26 and $20, respectively.

                                JASTECH, INC.

                (In Thousands, Except Share and Per Share Amounts)

Note 4 - Credit Facilities

     Short-Term Debt

         Short-term debt consists of the following.
                                                              December 31,
                                                            ---------------
                                                            1994       1995
                                                            ----       ----

         Revolving lines of credit                          $590       $624
         Current portion of capital lease obligation           3          6


     The Company has two line of credit agreements with two separate banks providing for borrowings up to a maximum of $900 and $300. Borrowings bear interest at the prime rate plus 0.50% and 1.25% per annum (9.00% and 9.75% at December 31, 1995, respectively), payable quarterly and monthly, respectively. The agreements, which expire April 30, 1997 and May 31, 1997, respectively, are secured by accounts receivable and fixed assets of the Company. The line is personally guaranteed by the shareholder of the company.

     The lines of credit contain various covenants that include among other things, restrictions on debt and distributions, expenditures and the maintenance of certain financial ratios. The Company was in default of these covenants at December 31, 1995, the latest measurement period. As a result of the merger with Cotelligent, one of the lines of credit was paid off, while the other has been allowed to continue until JasTech can begin participating in Cotelligent's banking relationship.

     Long-Term Debt

     Long-term debt consists of a capital lease obligation, net of the current portion.


Note 5 - Lease Commitments

     Operating Leases

     Future minimum lease payments for the Company's operating leases are as follows.

                                                               Year Ending
                                                               December 31,
                                                               ------------

1996 ........................................                    $   94
1997 ........................................                        89
1998 ........................................                        89
                                                                ========
                                                                  $ 272
                                                                ========


     Total lease expense recorded by the Company was $101 and $123 for the years ended December 31, 1994 and 1995, respectively.

                              JASTECH, INC.

             (In Thousands, Except Share and Per Share Amounts)

     Capital Leases

     Future minimum lease payments for the Company's capital leases are as follows.

                                                           Year Ending
                                                           December 31,
1996................................................         $   7
1997................................................             7
                                                            ----------
                                                                14
Less: Amounts representing interest.................            (2)
                                                            ----------
Present value of minimum lease payments.............      $     12
                                                            ==========

     The Company leases certain equipment under a lease arrangement, which has been accounted for as a capital lease. Assets under capital lease with a cost of $18 and net book value of $15 at December 31, 1995 are included in the property, and equipment in the accompanying balance sheet.


Note 6 -Income Taxes

         The provision for income taxes is as follows.

                                                            December 31,
                                                         1994          1995

               Current
                 Federal........................        $   13        $  117

               Deferred
                 Federal........................             -           (45)
                                                       --------      ---------
               Total provision for taxes........        $   13        $   72
                                                       ========      =========


         Deferred tax assets are comprised of accrued liabilities, primarily related to deferred compensation, of $165 and $120 at December 31, 1994 and 1995.

         The Company's effective income tax rate varied from the federal statutory tax date as follows.

                                                     Ended December 31,
                                                     1994           1995
               US federal statutory rate........     25.0%          34.0%
               Other............................      5.2%           1.1%
                                                  =========      ==========
               Effective tax rate...............     30.2%          35.1%
                                                  =========      ===========



     As discussed in Note 1, JasTech of Florida, Inc. elected to be taxed as an S Corporation effective January 1, 1996. Accordingly, the unaudited pro forma income tax information presented on the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No.109 ("SFAS 109") as if JasTech of Florida, Inc. had been subject to federal income taxes for the interim period presented.

                                JASTECH, INC.

               (In Thousands, Except Share and Per Share Amounts)



Note 7 - Employee Benefit Plans

     The Company maintains a salary reduction plan (401(k)) for the benefit of all employees after six months of continuous service. Contributions to the plan are at the discretion of the employee with no employer matching.

Note 8 - Related Parties

     Related Party Transactions

     The Company currently leases office space in Boca Raton, Florida from the shareholder of the Company. The Company leases the space on a month to month basis. Rent expense associated with this lease amounted to $22 for each of the two years ended December 31, 1994 and 1995.

     The Company rented certain equipment from an affiliate of the shareholder during 1994 and 1995. Total payments made on such equipment were $16 for each of the years ended December 31, 1994 and 1995.

     Deferred Compensation Plan

     The Company was paying a former employee termination benefits amounting to $3 per month starting in January 1992 continuing through June 2002 in accordance with a separation agreement. During July 1996 the Company cashed out the agreement for the present value resulting in the payment of $235.


Note 9 - Significant Clients

     During 1995 and 1994, three major clients generated revenues that exceeded 10% of total revenues. The percentage of net revenues from these clients is as follows:

                                             Year Ended December 31,
                               ------------------------ ------------------------
                                         1994                     1995
                               -----------------------  -----------------------

Client A                                 11.8%                    14.9%
Client B                                 15.2%                    10.1%
Client C                                   - *                    14.5%

* Amount did not exceed 10%



Note 10 - Subsequent Events

     On January 2, 1996, JasTech entered into an agreement to sell to an unrelated third party substantially all of its assets and businesses associated with its branch operations located in Charlotte, North Carolina for a sales price of $275. A gain of $272 was recognized on the sale.

                              SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    COTELLIGENT GROUP, INC.

                                                     /s/ CURTIS J. PARKER
December 12, 1996                                   ----------------------
Date                                                Curtis J. Parker
                                                    Vice President
                                                    and Chief Accounting Officer